Exhibit 99.1

NATIONAL HEALTH PARTNERS

ANNOUNCES FINANCIAL RESULTS FOR Q1 2008

AND GUIDANCE FOR 2008 RESULTS

Company’s revenue for Q1 2008 increases 73% from Q4 2007

as company reaffirms revenue forecast of $12 to $15 million for 2008 and forecasts profitability and positive cash flows from operations during 2008

HORSHAM, Pennsylvania — (BUSINESS WIRE) — May 14, 2008 — National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, announced its financial results for its fiscal quarter ended March 31, 2008.  Revenue for its fiscal quarter ended March 31, 2008 increased 73% to $822,177 from $474,022 for its fiscal quarter ended December 31, 2007 as gross profit increased $584,806 to $354,302 for its fiscal quarter ended March 31, 2008 from $(230,504) its fiscal quarter ended December 31, 2007.  In addition, the company achieved a net loss per share of $(0.02) for its fiscal quarter ended March 31, 2008, representing a 50% decrease from a net loss of $(0.04) for its fiscal quarter ended December 31, 2007 as the company continued its path toward profitability.

The company reaffirmed that it expects to generate between $12 and $15 million of revenue for 2008, the large majority of which will be recognized during the second half of 2008 as sales are generated through the new agreements that the company has recently signed.  The company also reaffirmed its expectation that it will begin generating a net profit from operations and positive cash flows from operating activities during 2008.  The strong growth in revenue that the company expects to achieve during the remainder of 2008 will be the result of the recurring monthly revenue streams that it will receive from people joining CARExpress through their respective affinity groups and employers

Q1 2008 Financial Highlights and Guidance

•                  Revenue for Q1 2008 increased 73% to $822,177 from $474,022 for Q4 2007.

•                  Gross profit increased $584,806 to $354,302 for Q1 2008 from $(230,504) for Q4 2007.

•                  Net loss per share for Q1 2008 decreased 50% to $(0.02) from $(0.04) for Q4 2007.

•                  2008 revenue expected to be between $12 and $15 million.

•                  Crossover to positive cash flows from operations and profitability expected to be achieved in 2008.

The company attributes its sequential growth in quarterly revenue and gross profit, and its sequential decrease in net loss, to an increase in sales of its CARExpress health discount programs and CARExpress Plus membership programs.  In the past six months, the company has entered into agreements with several affinity groups, such as unions, associations, chambers of commerce, small business associations and other organizations that have a large number of members or employees, as well as insurance brokers and agents.  Many of these affinity groups are already producing revenue for the company and are expected to begin yielding a significant amount of revenue during the remainder of 2008.

The Company is currently in negotiations with several large affinity groups, some of which may purchase one or more of the company’s CARExpress Plus programs for each of its respective members or employees.  Many of these affinity groups have the potential to increase the company’s revenue by several multiples over a relatively short period of time.  In addition, the company is receiving tremendous interest from its business partners in its recently-announced CARExpress discount pharmacy program which is expected to be rolled out in the next 1-2 weeks and generate immediate sales for the company.

 “We are very pleased with our financial results for Q1 2008,” stated Alex Soufflas, Chief Financial Officer and Executive Vice President of National Health Partners.  “Our revenue increased 73% between Q4 2007 and Q1 2008 and our gross profit from operations increased from a loss for Q4 2007 to a profit in Q1 2008.  Equally important is that our bottom line improved substantially between Q4 2007 and Q1 2008 as our net loss per share deceased 50% from $(0.04) for Q4 2007 to $(0.02) for Q1 2008.”

 “I am equally pleased with our Q1 2008 financial results,” stated David M. Daniels, President and Chief Executive Officer of National Health Partners.  “We are experiencing substantial growth in the number of affinity groups and other business partners through which we are selling both our CARExpress health discount programs and our CARExpress Plus membership programs.  We have all worked very hard at completing the planned transition of our primary source of sales from marketing companies to affinity groups and are now beginning to reap the rewards of our hard work.  It is very gratifying to know that so many large membership organizations located across the country are expressing such a tremendous interest in our programs.  We are very excited about what the remainder of 2008 has in store for National Health Partners.”

National Health Partners, Inc.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpress.”  CARExpress is one of the largest networks of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that belong to such PPOs as CareMark and Aetna.  The company’s primary target customer group is the 47 million Americans who have no health insurance of any kind.  The company’s secondary target customer group includes the 61 million Americans who lack complete health insurance coverage.  The company is headquartered in Horsham, Pennsylvania.  For more information on the company, please visit its website at www.nationalhealthpartners.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company’s most recently filed Annual Report on Form 10-KSB and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact

National Health Partners, Inc.

Alex Soufflas

Chief Financial Officer

(215) 682-7114

info@nationalhealthpartners.com

Source:  National Health Partners, Inc.